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Exhibit 16

                          Milner and Brock Letterhead

                                January 24, 2005

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  200549

Ladies and Gentlemen:

We have read the statement of Myriad Entertainment & Resorts, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 24, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                   Very truly yours,

                                                   /S/ Milner and Brock
                                                   --------------------
                                                   Milner and Brock
                                                   Certified Public Accountants